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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement File No. 333-32755 of Weeks Corporation on Form S-3 of our report dated January
30, 1998 relating to the statement of revenues and certain expenses of Beacon Centre Acquisition Property for the year ended December 31, 1996 appearing in the Reports on Form 8-K/A of the Weeks Corporation and Weeks Realty, L.P. dated January 9, 1998.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.


Deloitte & Touche LLP


Miami, Florida
February 18, 1998